Exhibit 99.1

Contact: Monique Greer 720-540-5268 mgreer@allos.com

Allos Therapeutics Announces Settlement with Putative Class Action Plaintiffs Regarding Merger with AMAG Pharmaceuticals

WESTMINSTER, Colo., October 14, 2011 — Allos Therapeutics, Inc. (NASDAQ: ALTH) today announced that Allos and other named defendants have entered into a memorandum of understanding (MOU) with plaintiffs’ counsel in connection with the putative class action lawsuits filed in the Delaware Court of Chancery in connection with its proposed merger with AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG).

As previously announced, on July 19, 2011, Allos entered into an Agreement and Plan of Merger and Reorganization (the Merger Agreement) with AMAG and its wholly owned subsidiary, Alamo Acquisition Sub, Inc.  Under the terms of the MOU, Allos will file a Current Report on Form 8-K amending and supplementing certain disclosure in the joint proxy statement/prospectus filed by Allos in connection with the merger.  The MOU reflects the parties’ agreement to resolve the allegations by the settling plaintiffs against Allos and other defendants in connection with the Merger Agreement and provides a release and settlement by the purported class of Allos’ stockholders of all claims against Allos and other defendants and their affiliates and agents in connection with the Merger Agreement. The MOU and settlement are contingent upon, among other things, approval of the Delaware Court of Chancery, the closing of the merger and further definitive documentation.

Allos and the other named defendants continue to believe that each of the lawsuits filed in connection with its proposed merger with AMAG are without merit and that they have valid defenses to all claims made by the applicable plaintiffs.

About Allos Therapeutics

Allos Therapeutics, Inc. (NASDAQ: ALTH) is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics. Allos is currently focused on the development and commercialization of FOLOTYN® (pralatrexate injection), a folate analogue metabolic inhibitor. FOLOTYN is approved in the U.S. for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma. For additional information, please visit www.allos.com.

IMPORTANT SAFETY INFORMATION

Warnings and Precautions

FOLOTYN may suppress bone marrow function, manifested by thrombocytopenia, neutropenia, and anemia. Monitor blood counts and omit or modify dose for hematologic toxicities.

Mucositis may occur. If greater-than or equal to Grade 2 mucositis is observed, omit or modify dose. Patients should be instructed to take folic acid and receive vitamin B12 to potentially reduce treatment-related hematological toxicity and mucositis.

Fatal dermatologic reactions may occur. Dermatologic reactions may be progressive and increase in severity with further treatment. Patients with dermatologic reactions should be monitored closely, and if severe, FOLOTYN should be withheld or discontinued. Tumor lysis syndrome may occur. Monitor patients and treat if needed.

FOLOTYN can cause fetal harm. Women should avoid becoming pregnant while being treated with FOLOTYN and pregnant women should be informed of the potential harm to the fetus.

Use caution and monitor patients when administering FOLOTYN to patients with moderate to severe renal function impairment.

Elevated liver function test abnormalities may occur and require monitoring. If liver function test abnormalities are greater-than or equal to Grade 3, omit or modify dose.

Adverse Reactions

The most common adverse reactions were mucositis (70%), thrombocytopenia (41%), nausea (40%), and fatigue (36%). The most common serious adverse events are pyrexia, mucositis, sepsis, febrile neutropenia, dehydration, dyspnea, and thrombocytopenia.

Use in Specific Patient Population

Nursing mothers should be advised to discontinue nursing or the drug, taking into consideration the importance of the drug to the mother.

Drug Interactions

Co-administration of drugs subject to renal clearance (e.g., probenecid, NSAIDs, and trimethoprim/sulfamethoxazole) may result in delayed renal clearance.

Please see FOLOTYN Full Prescribing Information at www.FOLOTYN.com.

Additional Information and Where You Can Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger between AMAG and Allos will be submitted to the respective stockholders of AMAG and Allos for their consideration.

On September 15, 2011, each of Allos and AMAG filed the Joint Proxy Statement/Prospectus of Allos and AMAG with the SEC in connection with the merger.  Investors are urged to read carefully the definitive proxy statement filed by Allos with the SEC on Schedule 14A on September 15, 2011 and other relevant documents filed with the SEC because they contain important information about the merger.  Security holders may obtain free copies of these documents and other documents filed by Allos and AMAG with the SEC at the SEC’s website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Allos by going to Allos’ corporate website at www.allos.com or by contacting: Investor Relations, Allos Therapeutics, Inc., by mail at 11080 CirclePoint Road, Suite 200, Westminster, CO 80020, e-mail at investorrelations@allos.com or telephone at (303) 426-6262, and may obtain free copies of the documents filed with the SEC by AMAG by going to AMAG’s corporate website at www.amagpharma.com or by contacting: Investor Relations, AMAG Pharmaceuticals, Inc., by mail at 100 Hayden Avenue, Lexington, MA 02421, e-mail at asullivan@amagpharma.com or telephone at (617) 498-3303.  Investors and security holders are urged to read the Joint Proxy Statement/Prospectus of Allos and AMAG described above and the other relevant materials carefully before making any voting decision with respect to the merger.

Allos, AMAG, and certain of their directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. A description of the direct and indirect interests of these directors, executive officers and other members of management and employees in the proposed merger who may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger, which may differ from the interests of Allos’ stockholders or AMAG’s stockholders generally, is included in the Joint Proxy Statement/Prospectus of Allos and AMAG described above.  Additional information regarding Allos’ directors and executive officers and their beneficial ownership of Allos’ common stock is also set forth in Allos’ annual proxy statement on Schedule 14A with the SEC on April 29, 2011.  This document is available free of charge at the SEC’s website at www.sec.gov or by going to Allos’ corporate website at www.allos.com.  Additional information regarding AMAG’s directors and executive officers and their beneficial ownership of AMAG’s common stock is also set forth in AMAG’s annual proxy statement on Schedule 14A with the SEC on April 18, 2011.  This document is available free of charge at the SEC’s website at www.sec.gov or by going to AMAG’s corporate website at www.amagpharma.com.

Forward-Looking Statements

This communication contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, are intended to identify such forward-looking statements, but their absence does not mean that a particular statement is not forward-looking.  Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements.  These statements are not guarantees of future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. For example, if Allos or AMAG does not receive its respective required stockholder approval or the parties fail to satisfy other conditions to closing, the transaction may not be consummated. In any forward-looking statement in which AMAG or Allos expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of Allos or AMAG stockholders to approve the proposed transaction; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; disruptions to the businesses of Allos and AMAG during the pendency of the merger and during the realization of the cost synergies, including diminished performance by the commercial organizations due to planned reductions in the size of the sales and marketing organization at the combined company; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Allos and AMAG generally, including those set forth in the filings of Allos and AMAG with the SEC, especially in the “Risk Factors” section of Allos’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 4, 2011, the “Risk Factors” section of AMAG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 5, 2011, and in Allos’ and AMAG’s other periodic reports and filings with the SEC.  Allos cautions investors not to place undue reliance on the forward-looking statements contained herein.  All forward-looking statements are based on information currently available to Allos on the date hereof, and Allos undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.